Exhibit 99.1

EverQuote Announces Third Quarter 2018 Financial Results

•	Revenue Increased 30% Year-Over-Year to $41.7 Million

•	Automotive Revenue Grew 19% Year-Over-Year to $35.9 Million

•	Home and Life Revenue Grew 210% Year-Over-Year to $5.8 Million

CAMBRIDGE, Mass., November 12, 2018 — EverQuote, Inc. (“EverQuote” or “the Company”), a leading online insurance marketplace in the U.S. connecting consumers with insurance providers, today announced financial results for the third quarter ended September 30, 2018.

“We are pleased with our strong third quarter results as we met or exceeded our guidance for revenue, variable marketing margin, and Adjusted EBITDA,” said Seth Birnbaum, CEO and Co-Founder of EverQuote. “In the quarter, we achieved solid revenue growth in our auto insurance vertical, complemented with rapid growth in our newer home and life insurance verticals.

“Our product and technology initiatives helped to expand our provider network and drive deeper provider and consumer engagement. We remain committed to our mission to make EverQuote the smartest way for consumers to shop for insurance online. During the quarter, we launched our first EverDrive carrier offer, which is now available to consumers in 5 states.

“In the current fourth quarter, margins have compressed, driven by challenges in pricing and traffic. While we expect margins to decline in the fourth quarter and have adjusted our VMM guidance, we made necessary adjustments in traffic, and we believe we are on track to achieve our previous 2018 revenue guidance. Additionally, we believe our current efforts will position us to achieve our profit and growth targets over the coming years, ” concluded Mr. Birnbaum.

Third Quarter 2018 Financial Highlights:

(All comparisons are relative to the third quarter of 2017 unless otherwise stated):

•	Total revenue of $41.7 million, an increase of 30% driven by strength in pricing.

•	Automotive insurance vertical revenue of $35.9 million, an increase of 19%.

•	Home and life insurance verticals revenue of $5.8 million, an increase of 210%.

•	Revenue less advertising expense of $12.6 million, an increase of 39%.

•	Variable Marketing Margin of $12.9 million, an increase of 36%.

•	GAAP net loss of $3.8 million, compared to $1.1 million.

•	Adjusted EBITDA of ($1.0) million, compared to ($0.3) million.

Third Quarter 2018 Business Highlights:

(All comparisons are relative to the third quarter of 2017 unless otherwise stated):

•	The Company’s direct business increased to 92% of revenue.

•	EverQuote added 9 new carrier partners across auto, home and life.

•	8 of the Company’s top 10 providers expanded spend over the prior year.

•	EverQuote completed 14 new and 22 expanded technology integrations with providers.

•	The Company’s distribution growth and traffic optimization initiatives led to revenue per quote request increasing by 38%.

Fourth Quarter and Full-Year 2018 Guidance:

EverQuote anticipates Revenue, Variable Marketing Margin and Adjusted EBITDA to be in the following ranges:

Fourth quarter 2018:

•	Revenue of $37.4 - $39.0 million.

•	Variable Marketing Margin of $8.6 - $9.4 million.

•	Adjusted EBITDA in the range of ($4.5) – ($4.9) million.

Full-year 2018:

•	Revenue of $161.0 - $162.6 million.

•	Variable Marketing Margin of $46.0 - $46.8 million.

•	Adjusted EBITDA in the range of ($6.5) – ($6.9) million.

With respect to the Company’s expectations under “Fourth Quarter and Full-Year 2018 Guidance” above, the Company has not reconciled the non-GAAP measures Variable Marketing Margin and Adjusted EBITDA to the GAAP measures Revenue less Advertising Expense and Net Loss, respectively, in this press release because the Company does not provide guidance for advertising expense, stock-based compensation expense, depreciation and amortization expense, interest income and expense, and the provision for (benefit from) income taxes as the Company is unable to quantify these amounts without unreasonable efforts that would be required to include reconciliations to such GAAP measures. In addition, the Company believes such reconciliations would imply a degree of precision that could be confusing or misleading to investors.

Conference Call and Webcast Information

EverQuote will host a conference call and live webcast to discuss its third quarter 2018 financial results at 4:30 p.m. Eastern Time today, November 12, 2018. To access the conference call, dial (877) 273-5005 for the U.S. or Canada, or (647) 689-5410 for international callers and provide conference ID 8858447. The webcast will be available live on the Investors section of the Company’s website at https://investors.everquote.com.

An audio replay of the call will also be available to investors beginning at approximately 6:30 p.m. Eastern Time on November 12, 2018, until 11:59 p.m. Eastern Time on November 19, 2018, by dialing (800) 585-8367 for the U.S. or Canada, or (416) 621-4642 for international callers, and entering passcode 8858447. In addition, an archived webcast will be available on the Investors section of the Company’s website at:

https://investors.everquote.com.

Safe Harbor Statement

Any statements in this press release about future expectations, plans and prospects for EverQuote, Inc. (“EverQuote” or the “Company”), including statements about future results of operations or the future financial position of the Company, including financial targets, business strategy, plans and objectives for future operations and other statements containing the words

“anticipates,” “believes,” “expects,” “plans,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: (1) the Company’s ability to attract and retain consumers and insurance providers using the Company’s marketplace; (2) the Company’s ability to maintain or increase the amount providers spend per quote request; (3) the effectiveness of the Company’s growth strategies and its ability to effectively manage growth; (4) the Company’s ability to maintain and build its brand; (5) the Company’s reliance on its third-party service providers; (6) the Company’s ability to develop new and enhanced products and services to attract and retain consumers and insurance providers, and the Company’s ability to successfully monetize them; (7) the impact of competition in the Company’s industry and innovation by the Company’s competitors (8) the Company’s expected use of proceeds from its initial public offering; and (9) other factors discussed in the “Risk Factors” section of the Company’s most recent Quarterly Report on Form 10-Q, which is on file with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

About EverQuote

EverQuote operates a leading online insurance marketplace in the U.S., connecting consumers with insurance providers. The company’s data & technology platform matches and connects consumers seeking to purchase insurance with relevant options from the company’s broad direct network of insurance providers, saving consumers and providers time and money. EverQuote was founded with the vision of applying a scientific, data-driven approach to help consumers find the best price and coverage for their individual insurance needs.

EVERQUOTE, INC.

STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(in thousands except per share)
Revenue	$41,748	$32,096	$123,570	$93,865

Cost and operating expenses(1):
Cost of revenue	3,115	1,889	8,603	5,509
Sales and marketing	35,150	27,604	105,105	82,385
Research and development	4,123	2,441	9,918	6,672
General and administrative	3,296	1,181	6,742	3,449

Total cost and operating expenses	45,684	33,115	130,368	98,015

Loss from operations	(3,936)	(1,019)	(6,798)	(4,150)
Other income (expense):
Interest expense	(3)	(116)	(199)	(268)
Interest income	131	—	131	—

Total other income (expense), net	128	(116)	(68)	(268)

Net loss	(3,808)	(1,135)	(6,866)	(4,418)
Accretion of redeemable convertible preferred stock to redemption value	—	531	(37,415)	(12,248)

Net loss attributable to common stockholders	$(3,808)	$(604)	$(44,281)	$(16,666)

Net loss per share attributable to common stockholders, basic and diluted	$(0.15)	$(0.07)	$(3.12)	$(1.89)

Weighted average common shares outstanding, basic and diluted	24,595	8,622	14,187	8,800

(1) Amounts include stock-based compensation expense, as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(in thousands)
Cost of revenue	$12	$7	$29	$20
Sales and marketing	607	166	1,277	577
Research and development	858	127	1,150	346
General and administrative	1,109	133	1,420	429

	$2,586	$433	$3,876	$1,372

EVERQUOTE, INC.
BALANCE SHEET DATA

	September 30, 2018	December 31, 2017
	(in thousands)
Cash and cash equivalents	$38,709	$2,363
Working capital	43,293	2,634
Total assets	66,885	20,519
Long-term debt	—	4,250
Total liabilities	20,029	20,126
Redeemable convertible preferred stock	—	50,937
Total stockholders’ equity (deficit)	46,856	(50,544)

EVERQUOTE, INC.

STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,
	2018	2017
	(in thousands)
Cash flows from operating activities:
Net loss	$(6,866)	$(4,418)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	954	1,049
Stock-based compensation expense	3,876	1,372
Noncash interest expense	14	15
Deferred rent	319	388
Changes in operating assets and liabilities:
Accounts receivable	(7,095)	(3,968)
Prepaid expenses and other current assets	(1,052)	9
Other assets	—	(61)
Accounts payable	2,394	651
Accrued expenses and other current liabilities	1,367	475
Deferred revenue	83	17

Net cash used in operating activities	(6,006)	(4,471)

Cash flows from investing activities:
Acquisition of property and equipment, including costs capitalized for development of internal-use software	(2,476)	(999)

Net cash used in investing activities	(2,476)	(999)

Cash flows from financing activities:
Proceeds from initial public offering, net of underwriting discounts and commissions	52,313	—
Proceeds from exercise of stock options	853	1,549
Repurchase of common stock	—	(9,229)
Proceeds from borrowings on line of credit	22,729	16,300
Repayments of borrowings on line of credit	(24,729)	(12,300)
Repayments of term loan	(2,625)	(1,125)
Payments of initial public offering costs	(3,713)	—

Net cash provided by (used in) financing activities	44,828	(4,805)

Net increase (decrease) in cash and cash equivalents	36,346	(10,275)
Cash and cash equivalents at beginning of period	2,363	12,400

Cash and cash equivalents at end of period	$38,709	$2,125

EVERQUOTE, INC.

FINANCIAL AND OPERATING METRICS

Revenue by vertical:
	Three Months Ended September 30,		Change
	2018	2017	%
	(in thousands)
Automotive	$35,900	$30,207	18.8%
Home and Life	5,848	1,889	209.6%

Total Revenue	$41,748	$32,096	30.1%

Other financial and non-financial metrics:
	Three Months Ended September 30,		Change
	2018	2017	%
	(in thousands)
Loss from operations	$(3,936)	$(1,019)	286.3%
Net loss	$(3,808)	$(1,135)	235.5%
Quote requests	3,044	3,228	-5.7%
Variable Marketing Margin(1)	12,879	9,498	35.6%
Adjusted EBITDA(1)	$(1,008)	$(268)	276.1%

(1)	Variable Marketing Margin and Adjusted EBITDA are non-GAAP measures. Please see “EverQuote’s Reconciliation of Non-GAAP Measures to GAAP” below for more information.

EVERQUOTE, INC.

NON-GAAP FINANCIAL MEASURES

To supplement the Company’s financial statements presented in accordance with GAAP and to provide investors with additional information regarding EverQuote’s financial results, the Company has presented its variable marketing margin and adjusted EBITDA as non-GAAP financial measures. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly titled measures presented by other companies.

The Company defines variable marketing margin, or VMM, as revenue as reported in the Company statements of operations and comprehensive loss, less online advertising costs related to attracting consumers to EverQuote’s marketplace (which are a component of total advertising expense, which is a component of sales and marketing expense). The most directly comparable GAAP measure for VMM is revenue less advertising expense. The Company utilizes VMM to measure the financial return on EverQuote’s online advertising, specifically to measure the degree by which the revenue generated from consumer quote requests exceeds the cost to attract those consumers to EverQuote’s marketplace through online advertising. The Company also uses VMM to measure the efficiency of individual online advertising and consumer acquisition sources and to make trade-off decisions to manage the Company’s return on advertising. The Company does not utilize VMM as a measure of overall profitability. The Company presents VMM because it is used extensively by EverQuote’s management and board of directors to manage the Company’s operating performance, including evaluating operational performance against budgeted VMM and understanding the efficiency of EverQuote’s online advertising spend.

The Company defines adjusted EBITDA as net income (loss), excluding the impact of stock-based compensation expense; depreciation and amortization expense; interest income and interest expense; and the provision for (benefit from) income taxes. The most directly comparable GAAP measure is net income (loss). The Company monitors and presents adjusted EBITDA because it is a key measure used by management and the board of directors to understand and evaluate operating performance, to establish budgets and to develop operational goals for managing EverQuote’s business. In particular, the Company believes that excluding the impact of these expenses in calculating adjusted EBITDA can provide a useful measure for period-to-period comparisons of EverQuote’s core operating performance.

The Company uses these non-GAAP financial measures to evaluate EverQuote’s operating performance and trends and make planning decisions. The Company believes that each of these non-GAAP financial measures helps identify underlying trends in EverQuote’s business that could otherwise be masked by the effect of the expenses that the Company excludes in the calculations of each non-GAAP financial measure. Accordingly, the Company believes that these financial measures provide useful information to investors and others in understanding and evaluating EverQuote’s operating results, enhancing the overall understanding of the Company’s past performance and future prospects.

The Company’s non-GAAP financial measures are not prepared in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of these non-GAAP financial measures rather than revenue less advertising expense and net income (loss), which are the most directly comparable financial measures calculated and presented in accordance with GAAP. In addition, other companies may use other measures to evaluate their performance, all of which could reduce the usefulness of the Company’s non-GAAP financial measures as tools for comparison.

The following tables reconcile VMM and adjusted EBITDA to revenue less advertising expense and net loss, respectively, the most directly comparable financial measures calculated and presented in accordance with GAAP.

EVERQUOTE, INC.

RECONCILIATION OF NON-GAAP MEASURES TO GAAP

	Three Months Ended September 30,
	2018	2017
	(in thousands)
Revenue	$41,748	$32,096
Less: total advertising expense	29,197	23,043

Revenue less advertising expense	12,551	9,053
Add: other advertising expense (1)	328	445

Variable marketing margin	$12,879	$9,498

(1)

Other advertising expenses consist of general advertising costs that are designed to promote the business, attract insurance providers or produce results other than generating online marketplace traffic, such as increasing downloads of the Company’s EverDrive safe driver app. They are not directly related to generating revenue or online marketplace traffic, and as such are excluded by management from the calculation of VMM.

Below is a reconciliation of Net loss to Adjusted EBITDA.

	Three Months Ended September 30,
	2018	2017
	(in thousands)
Net loss	$(3,808)	$(1,135)
Stock-based compensation	2,586	433
Depreciation and amortization	342	318
Interest (income) expense, net	(128)	116

Adjusted EBITDA	$(1,008)	$(268)

Investor Relations Contact:

Brinlea Johnson

The Blueshirt Group

212-331-8424

Brinlea@blueshirtgroup.com

SOURCE: EverQuote, Inc.